UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

HNR ACQUISITION CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41278	85-4359124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(Address of Principal Executive Offices, including Zip Code)

(713) 834-1145

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of common stock at an exercise price of $11.50 per share	HNRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a membership interest purchase agreement (the “MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”).

The Purchase

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), Seller will sell, assign, and convey to the Company, and the Company will purchase and accept from Seller, effective as of the Effective Time, one hundred percent (100%) of the outstanding membership interests (the “Target Interests”) of Pogo Resources, LLC, a Texas limited liability company (the “Target”). As used herein, the “Effective Time” means 12:01 a.m. on the first day of the calendar month that is four (4) months prior to the calendar month of the Closing Date.

The purchase price (the “Base Purchase Price”) for the Target Interests will be (a) cash in the amount of $100,000,000 in immediately available funds (the “Cash Consideration”); provided, that up to $15,000,000 of the Cash Consideration may be payable through a promissory note to Seller (the “Seller Promissory Note”) and (b) 2,000,000 shares of the Company’s common stock, par value $0.0001 (“SPAC Common Stock”), valued at $10.00 per share (the “Share Consideration”); provided, that, at Closing, 500,000 shares of Share Consideration (the “Escrowed Share Consideration”) will be placed in escrow for the benefit of the Company. The Base Purchase Price is subject to adjustment in accordance with the MIPA.

Conditions to Closing

The obligation of Seller to consummate the transactions contemplated by the MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the registration rights agreement and the board observer agreement, by the Company; (v) the aggregate amount of all valid title defects asserted by the Company do not exceed an amount equal to 20% of the Base Purchase Price; (vi) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $85,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note) and issue the Share Consideration to Seller; (vii) the Share Consideration will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (viii) any waiting period applicable to the transactions contemplated by the MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (ix) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting.

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The obligations of the Company to consummate the transactions contemplated by the MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Minimum Cash Amount plus the principal amount of the Seller Promissory Note will equal a total amount of $100,000,000; (viii) the Company will not have redeemed shares of SPAC Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (ix) No material adverse effect will have occurred between the date of the MIPA and the date of closing (the “Closing Date”) with respect to the Target; (x) the aggregate amount of all valid title defects will not exceed an amount equal to 20% of the Base Purchase Price; and (xi) the Company’s common stock will have listed, and will have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties.

Representations, Warranties and Covenants

The MIPA contains customary representations, warranties and covenants of the Company, Target and Seller.

Termination

The MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and the Company; (ii) by Seller or the Company if Closing has not occurred on or before March 31, 2023 (the “Outside Date”); provided, that if the proxy statement is in definitive form and has been mailed to the Company’s stockholders of record prior to March 31, 2023 and a special meeting of the Company’s stockholders is scheduled to be held on or prior to April 15, 2023, then the Outside Date will be extended to April 30, 2023; (iii) by the Company, if all conditions to Seller’s obligation to proceed with Closing have been satisfied or waived by the Company but Seller has refused to close; (iv) by Seller or the Company if, after the final adjournment of the special meeting of the Company’s stockholders at which a vote of the Company’s stockholders has been taken in accordance with the MIPA, the Company’s stockholder approval has not been obtained; (v) by Seller, if (1) the Closing has not occurred on or before February 14, 2023 and Sponsor has not effected the extension of time allowed for the SPAC (the “SPAC Extension”) to consummate a purchase; (2) the Company has not obtained aggregate binding commitments of at least $60,000,000.00 in the form of debt, equity or other additional sources of capital from reputable lenders or financing providers, and in a form reasonably satisfactory to Seller and presented copies of such commitments to Seller on or before December 31, 2022; or (3) the Company delivers a notice with respect to the determination that the minimum cash amount will not be satisfied; (vi) by the Company, on or prior to the date that Sponsor or the Company effects the SPAC Extension, if the Target or Seller does not deliver the financial statements required for the proxy statement on or prior to February 7, 2023; (vii) by either party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party set forth in the MIPA will have occurred that would cause any of the conditions to closing to not to be satisfied, and is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching party within thirty (30) days of receipt by the breaching party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); by Seller, if all conditions to the Company’s obligation to proceed with Closing have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but the Company has refused to close.

If the MIPA is validly terminated, the transactions contemplated therein will become void and of no further force or effect without any further action of or liability to indemnitees (absent fraud, or any willful and material breach of the MIPA by a party hereto), and following such termination, Seller will be free immediately to enjoy all rights of ownership of the Target Interests and to sell, transfer, encumber, or otherwise dispose of the Target Interests to any Person without any restriction under this Agreement.

The foregoing description of the MIPA is qualified in its entirety by reference to the full text of the MIPA, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

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Certain Related Agreements

SPAC Stockholder Support Agreement

Concurrently with the execution of the MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the transactions contemplated by the MIPA, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the transactions contemplated by the MIPA at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the transactions contemplated by the MIPA, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA.

The foregoing description of the SPAC Stockholder Support Agreement is qualified in its entirety by reference to the full text of the SPAC Stockholder Support Agreement, a copy of which is included as Exhibit 10.1 to this 8-K, and incorporated herein by reference.

Promissory Note

To the extent the minimum cash amount is less than $100,000,000, the Seller may issue a promissory note to, and payable by the Company, in an amount equal to the lesser of (i) the difference between $100,000,000 and the minimum cash amount and (ii) $15,000,000, providing for a maturity date that will be six (6) months from the Closing Date, bearing an interest rate equal to the greater of 12% per annum and the highest interest rate applicable to the Company financing, and with no penalty for prepayment; provided, that if the Promissory Note is not repaid in full on or prior to its stated maturity date, the Company will owe interest equal to the lesser of 18% per annum and the highest amount permissible under law, compounded monthly.

Until the obligations under the Promissory Note are repaid in full, the Company (1) shall conduct the business of Pogo and its Subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing the transactions contemplated by the MIPA; (2) will not (i) transfer, sell, hypothecate, encumber, dispose of any material assets of Target or its subsidiaries unless, following such transfer or sale of assets the proceeds received by the Company or Target are used to repay 100% of the obligations owed under the Promissory Note or (ii) acquire any material assets outside of the ordinary course of business; (3) use any proceeds the Company, Target or any of their respective subsidiaries raised in connection with the issuance of any equity or debt securities to repay (whether full or in part) the accrued and outstanding obligations under the Promissory Note.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the form of promissory note, a form of which is included as Exhibit 10.2 to this 8-K, and incorporated herein by reference.

Registration Rights Agreement

At Closing, the Company and the Seller will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide Seller with certain registration rights with respect to the Share Consideration, as defined in the MIPA, including filing with the SEC an initial Registration Statement on Form S-1 covering the resale by the Seller of the Share Consideration so as to permit their resale under Rule 415 under the Securities Act, no later than thirty (30) days following the Closing, use its commercially reasonable efforts to have the initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC and use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 as promptly as practicable after the Company is eligible to use a Form S-3 Shelf.

In certain circumstances, the Seller can demand the Company’s assistance with underwritten offerings, and the Seller will be entitled to certain piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a form of which is included as Exhibit 10.3 to this 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the MIPA and the transactions contemplated hereby is incorporated by reference herein. The Share Consideration to be issued to Sellers will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

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Important Information about the Purchase and Where to Find It

In connection with the purchase, the Company intends to file with the SEC a preliminary proxy statement relating to the purchase. The Company will mail a definitive proxy statement and other relevant documents to its stockholders. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed purchase and is not intended to form the basis of any investment decision or any other decision in respect of the purchase. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments AND SUPPLEMENTS thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve the purchase and other matters, as these materials will contain important information about the Company, the Seller and the purchase. When available, the definitive proxy statement and other relevant materials for the purchase will be mailed to stockholders of the Company as of a record date to be established for voting on the purchase. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to HNR Acquisition Corp at 3730 Kirby Drive, Suite 120, Houston, TX 77098, Attention: Donald Goree, or by calling (713) 834-1145.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an applicable exemption from the registration requirements thereof.

Participants in Solicitation

The Company, Seller and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 15, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the transactions will be set forth in the proxy statement/prospectus for the transactions when available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of SPAC’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the Transactions when it becomes available.

Forward-Looking Statements

This 8-K contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the Transactions, the anticipated timing of the Transactions and the products offered by the Company and the markets in which it operates Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on Seller’s and the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Seller and the Company disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Seller and the Company caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Seller and the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the proposed transactions contemplated by the MIPA or to satisfy the closing conditions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Target; the risk that the approval of the stockholders of the Company is not obtained; the failure to realize the anticipated benefits of the proposed purchase, including as a result of a delay in its consummation; the amount of redemption requests made by the Company’s stockholders; and the occurrence of events that may give rise to a right of one or both of Seller and the Company to terminate the MIPA. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-1 related to the Company’s initial public offering, the proxy statement/prospectus discussed above and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

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No Offer or Solicitation

This 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, or Seller, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated as of December 27, 2022, by and among the Company, Sponsor and Seller
10.1	Form of SPAC Stockholder Support Agreement, dated as of December 27, 2022, by and between the Company and SPAC Stockholder
10.2	Form of Promissory Note, by and between the Company and Seller
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company’s agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HNR ACQUISITION CORP

Date: January 3, 2023	By:	/s/ Donald H. Goree
		Name:	Donald H. Goree
		Title:	Chief Executive Officer

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